Exhibit (b)(iii)

ABIVAX SA

As of December 3, 2025

Citibank, N.A. - ADR Department

388 Greenwich Street

New York, New York 10013

Attention: Teresa Loureiro-Stein

Re:	Abivax SA – Affiliate and Restricted Securities Series Supplement (CUSIP No.: 00370M996)

Ladies and Gentlemen:

Reference is hereby made to (i) the Deposit Agreement, dated as of October 24, 2023, as amended and supplemented from time to time (as so amended and supplemented from time to time, the “Deposit Agreement”), by and among ABIVAX SA, a limited company (société anonyme) incorporated under the laws of France (the “Company”), Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, and (ii) the Restricted ADS Letter Agreement, dated as of December 3, 2025 (the “Restricted ADS Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Restricted ADS Letter Agreement.

As contemplated in the Restricted ADS Letter Agreement, the Company desires, and the Depositary agrees, to establish procedures to accommodate the issuance and delivery of Designated Restricted ADSs (as defined in Section 1 below) upon the terms of this Affiliate and Restricted Securities Series Supplement (the “Affiliate and Restricted Securities Series Supplement”), provided that (a) the terms of deposit of the designated Restricted Securities for Designated Restricted ADSs neither (i) prejudice any substantial rights of existing Holders and Beneficial Owners of ADSs under the Deposit Agreement, nor (ii) violate or conflict with any law, rule or administrative position applicable to the ADSs, and (b) the terms of the Deposit Agreement are supplemented as set forth in this Affiliate and Restricted Securities Series Supplement for purpose of the issuance of the Designated Restricted ADSs.

The purpose and intent of this Affiliate and Restricted Securities Series Supplement is to supplement the Deposit Agreement and the Restricted ADS Letter Agreement for the purpose of accommodating (i) the issuance of Designated Restricted ADSs to the Restricted Holders, (ii) the sale, transfer or cancellation of such Designated Restricted ADSs, and (iii) certain ancillary transactions further described below.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, notwithstanding the terms of the Deposit Agreement and the Restricted ADS Letter Agreement, as follows:

1.  Depositary Procedures. The Company consents, under Section 2.3 and Section 2.14 of the Deposit Agreement, to (i) the deposit by the Company, or by, for, or on behalf of each Restricted Holder, of up to the number of Shares specified on the applicable Standard Consent and Delivery Instruction (as defined in the Restricted ADS Letter Agreement) delivered to the Depositary to accept the deposit of such Shares (which request shall not be unreasonably denied) (the “Restricted Shares”) and (ii) the issuance and delivery by the Depositary of the corresponding number of Restricted ADSs in respect thereof in the form of Uncertificated ADSs, upon the terms set forth in Section 2.13 of the Deposit Agreement, as supplemented by the Restricted ADS Letter Agreement and this Affiliate and Restricted Securities Series Supplement, to the Restricted Holders or their respective designees. The Restricted ADSs described in the immediately preceding sentence and the Restricted Shares represented thereby are referred to herein as the “Designated Restricted ADSs” and the “Designated Shares”, respectively. The Depositary shall (unless otherwise agreed by the Company and the Depositary in writing) cause the Designated Restricted ADSs issued upon the deposit of the Designated Shares, or the delivery, cancellation and conversion of Unrestricted ADSs to be separately identified on the books of the Depositary under the CUSIP No. 00370M996. In connection with each deposit of Designated Shares (i) by the Company and request for issuance of Designated Restricted ADSs, the Company shall deliver to the Depositary a duly completed and signed Standard Consent and Delivery Instruction – Company (as defined in the Restricted ADS Letter Agreement) substantially in the form of Appendix 2-A to the Restricted ADS Letter Agreement, and (ii) by a Restricted Holder and request for issuance of Designated Restricted ADSs, the Restricted Holder shall be required to deliver to the Depositary a duly completed and signed Standard Consent and Delivery Instruction – Restricted Holder (as defined in the Restricted ADS Letter Agreement) substantially in the form of Appendix 2-B to the Restricted ADS Letter Agreement.

  In furtherance of the foregoing, the Company hereby instructs the Depositary, and the Depositary agrees, upon the terms and subject to the conditions set forth in Section 2.14 of the Deposit Agreement as supplemented by the Restricted ADS Letter Agreement and this Affiliate and Restricted Securities Series Supplement, to (i) establish procedures to enable (x) the deposit of the Designated Shares with the Custodian by the Company, or by, for, or on behalf of the Restricted Holders, as a valid deposit of Shares under the Deposit Agreement in order to enable the issuance by the Depositary to the Restricted Holders of Designated Restricted ADSs issued under the terms of the Restricted ADS Letter Agreement as supplemented by this Affiliate and Restricted Securities Series Supplement upon deposit of Designated Shares, (y) the delivery of Unrestricted ADSs to the Depositary by, for, or on behalf of the Restricted Holders in order to enable the cancellation and conversion of such Unrestricted ADSs and the issuance by the Depositary to the Restricted Holders of the corresponding Designated Restricted ADSs issued under the terms of the Restricted ADS Letter Agreement and this Affiliate and Restricted Securities Series Supplement upon delivery of such Unrestricted ADSs, and (z) the transfer of the Designated Restricted ADSs, the removal of the transfer and other restrictions with respect to Designated Restricted ADSs in order to create Unrestricted ADSs, and the withdrawal of the Designated Shares, in each case upon the terms and conditions set forth in the Deposit Agreement as supplemented by the terms of the Restricted ADS Letter Agreement and this Affiliate and Restricted Securities Series Supplement, and (ii) deliver an account statement (the “Account Statement”) to the Restricted Holder(s) upon the issuance of the Designated Restricted ADSs, in each case upon the terms set forth herein and in the Restricted ADS Letter Agreement. Nothing contained in the Restricted ADS Letter Agreement or this Affiliate and Restricted Securities Series Supplement shall in any way obligate the Depositary, or give authority to the Depositary, to accept (i) any Shares other than the Designated Shares described herein for deposit under the terms hereof, or (ii) Unrestricted ADSs other than Unrestricted ADSs described herein for delivery, cancellation, and conversion under the terms hereof.

2.  Stop Transfer Notation and Legend. The books of the Depositary shall identify the Restricted ADSs as “restricted” and shall contain a “stop transfer” notation to that effect and any other additional legends that Company and the Depositary deem necessary. The Account Statements to be sent by the Depositary to the Restricted Holders upon the issuance of Restricted ADSs shall contain a legend substantially in the form of the following legend:

THE RESTRICTED AMERICAN DEPOSITARY SHARES (“RESTRICTED ADSs”) REGISTERED IN YOUR NAME OR ON YOUR BEHALF OR OTHERWISE CREDITED TO YOUR OR YOUR NOMINEE’S ACCOUNT AND THE UNDERLYING RESTRICTED SHARES (“RESTRICTED SHARES”) OF ABIVAX SA (THE “COMPANY”) ARE SUBJECT TO THE TERMS OF (X) THE RESTRICTED ADS LETTER AGREEMENT, DATED AS OF DECEMBER 3, 2025 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, THE “RESTRICTED ADS LETTER AGREEMENT”), (Y) THE DEPOSIT AGREEMENT, DATED AS OF OCTOBER 24, 2023 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, THE “DEPOSIT AGREEMENT”) AND (Z) THE AFFILIATE AND RESTRICTED SECURITIES SERIES SUPPLEMENT, DATED AS OF DECEMBER 3, 2025 (THE “AFFILIATE AND RESTRICTED SECURITIES SERIES SUPPLEMENT”). ALL TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL, UNLESS OTHERWISE SPECIFICALLY DESIGNATED HEREIN, HAVE THE MEANING GIVEN TO SUCH TERMS IN THE AFFILIATE AND RESTRICTED SECURITIES SERIES SUPPLEMENT, OR IF NOT DEFINED THEREIN IN THE RESTRICTED ADS LETTER AGREEMENT, OR IF NOT DEFINED IN THE AFFILIATE AND RESTRICTED SECURITIES SERIES SUPPLEMENT OR THE RESTRICTED ADS LETTER AGREEMENT, IN THE DEPOSIT AGREEMENT.

HOLDERS AND BENEFICIAL OWNERS OF THE RESTRICTED ADSs BY ACCEPTING AND HOLDING THE RESTRICTED ADSs, AND ANY INTEREST THEREIN, SHALL BE BOUND BY THE TERMS OF THE DEPOSIT AGREEMENT AND THE RESTRICTED ADS LETTER AGREEMENT AS SUPPLEMENTED AND AMENDED BY THE AFFILIATE AND RESTRICTED SECURITIES SERIES SUPPLEMENT. AT THE TIME OF ISSUANCE OF THE RESTRICTED ADSs, THE RESTRICTED SHARES REPRESENTED THEREBY HAD NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND SUCH RESTRICTED SHARES AND RESTRICTED ADSs HAD NOT BEEN REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN A TRANSACTION REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR (B) AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS, UNLESS A REGISTRATION STATEMENT IS EFFECTIVE WITH RESPECT TO THESE SECURITIES. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, EACH OF CITIBANK, N.A., IN ITS CAPACITY AS THE DEPOSITARY FOR THE RESTRICTED ADSs (THE “DEPOSITARY”), AND THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE DEPOSITARY AND THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

PRIOR TO THE SALE OF THE RESTRICTED ADSs AND ISSUANCE OF FREELY TRANSFERABLE ADSs IN RESPECT THEREOF, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A RESALE CERTIFICATION AND INSTRUCTION LETTER IN THE FORM ATTACHED TO THE RESTRICTED ADS LETTER AGREEMENT. PRIOR TO THE WITHDRAWAL OF THE RESTRICTED SHARES, A HOLDER OF RESTRICTED ADSs WILL BE REQUIRED TO PROVIDE TO THE DEPOSITARY AND TO THE COMPANY A WITHDRAWAL CERTIFICATION IN THE FORM ATTACHED TO THE RESTRICTED ADS LETTER AGREEMENT. THE TRANSFER AND OTHER RESTRICTIONS SET FORTH HEREIN AND IN THE RESTRICTED ADS LETTER AGREEMENT SHALL REMAIN APPLICABLE WITH RESPECT TO THE RESTRICTED ADSs AND THE RESTRICTED SHARES UNTIL SUCH TIME AS THE PROCEDURES SET FORTH IN THE AFFILIATE AND RESTRICTED SECURITIES SERIES SUPPLEMENT OR IF NOT SET FORTH THEREIN, AS SET FORTH IN THE RESTRICTED ADS LETTER AGREEMENT FOR REMOVAL OF RESTRICTIONS ARE SATISFIED. NEITHER THE COMPANY NOR THE DEPOSITARY MAKES ANY REPRESENTATION AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THE RESTRICTED SHARES OR THE RESTRICTED ADSs. A COPY OF THE DEPOSIT AGREEMENT, OF THE RESTRICTED ADS LETTER AGREEMENT AND OF THE AFFILIATE AND RESTRICTED SECURITIES SERIES SUPPLEMENT MAY BE OBTAINED FROM THE DEPOSITARY OR THE COMPANY UPON REQUEST.

3.  Representations and Warranties. The Company hereby represents and warrants as of the date hereof that (a) the deposit from time to time of Designated Shares by the Company, or by, for, or on behalf of Restricted Holders, and the issuance and delivery of Designated Restricted ADSs, in each case upon the terms contemplated herein, will not, as of the time of such deposit and issuance, require registration under the Securities Act, (b) all approvals required by the laws of France to permit the deposit of Designated Shares under the Deposit Agreement, the Restricted ADS Letter Agreement and this Affiliate and Restricted Securities Series Supplement have been, obtained, and (c) none of the terms of this Affiliate and Restricted Securities Series Supplement and none of the transactions contemplated in this Affiliate and Restricted Securities Series Supplement violate any court judgment or order issued against the Company or any material contract to which it is a party. Such representations and warranties shall survive each deposit of Designated Shares, each delivery, cancellation and conversion of Unrestricted ADSs, and each issuance of Designated Restricted ADSs hereunder, (d) the Designated Shares being deposited for the purpose of the issuance of Designated Restricted ADSs are validly issued, fully paid and non-assessable, free and clear of any lien, encumbrance, security interest, charge, mortgage, adverse claim, or preemptive rights of the holders of outstanding Shares, and free from any transfer and/or voting restrictions (other than with regards to restrictions on transfer pursuant to U.S. securities law or any contractual restrictions on transfer, such as lock-up obligations, entered into between the Company and the relevant Restricted Holder), and (e) the Designated Shares are of the same class as, and rank pari passu and will be fully fungible with (other than with regards to restrictions on transfer pursuant to U.S. securities law), the other Shares on deposit under the Deposit Agreement. Such representations and warranties shall survive each deposit of Designated Shares, each delivery, cancellation and conversion of Unrestricted ADSs, and each issuance of Designated Restricted ADSs hereunder.

4.  Opinion Coverage. The Company shall at the time of execution of this Affiliate and Restricted Securities Series Supplement cause (A) its U.S. counsel to deliver an opinion to the Depositary as of the date hereof stating, inter alia, that (i) assuming its due authorization, execution and delivery, this Affiliate and Restricted Securities Series Supplement is a valid and binding agreement of the Company and is enforceable against the Company under the laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, debtor and creditor or similar laws affecting the enforcement of creditors’ rights generally, and as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (ii) the deposit of Designated Shares by the Company, or by, for, or on behalf of the Restricted Holders, and the issuance and delivery of Designated Restricted ADSs, in each case upon the terms contemplated herein, do not require registration of the Designated Shares under the Securities Act, and (B) its French counsel to deliver an opinion to the Depositary (i) as of the date hereof stating, inter alia, that (1) the Company has duly authorized and executed this Affiliate and Restricted Securities Series Supplement, (2) this Affiliate and Restricted Securities Series Supplement constitutes a legal, valid and binding obligation of the Company under the laws of France enforceable against the Company upon its terms, (3) all approvals required by the laws of France to permit the entry by the Company into this Affiliate and Restricted Securities Series Supplement have been obtained, (4) the terms of this Affiliate and Restricted Securities Series Supplement and the transactions contemplated by this Affiliate and Restricted Securities Series Supplement do not contravene or conflict with any existing laws of France of general application, and (5) all approvals required by the laws of France to permit the deposit of Designated Shares under the Deposit Agreement, the Restricted ADS Letter Agreement and this Affiliate and Restricted Securities Series Supplement have been obtained.

5.  Mutatis Mutandis. The Company and the Depositary hereby agree that the following provisions of the Restricted ADS Letter Agreement shall apply to this Affiliate and Restricted Securities Series Supplement, mutatis mutandis, as if they had been fully set forth herein: (i) the first paragraph of Section 2 – Company Assistance, (ii) Section 3 – Limitations on Issuance of Restricted ADSs, (iii) Section 5 – Limitations on Transfer of Restricted ADSs, (iv) Section 6 – Limitations On Cancellation of Restricted ADSs, (v) Section 7 – Fungibility, (vi) Section 8 – Limitations On Exchange of Restricted ADSs for Freely Transferrable ADSs, (vii) Section 9 – Removal of Restrictions, (viii) Section 11 – Indemnity, (ix) Section 12 – Fractional Shares and ADSs, (x) Section 13 – Incorporation of Certain Provisions by Reference, (xi) Section 14 – Limited Depositary Obligation, (xii) Section 15 – Parties; Amendment; Assignment, and (xiii) Section 16 – F-6 Registration Statement. For the avoidance of doubt, to the extent Designated Restricted ADSs are issued under and pursuant to the terms of this Affiliate and Restricted Securities Series Supplement, the above referenced provisions set forth in the Restricted ADS Letter Agreement shall apply to such Designated Restricted ADSs and the transactions contemplated herein, except to the extent specifically modified herein.

6.  Depositary Fees. Without limitation of any fees, costs and expenses otherwise payable by the Restricted Holder(s) pursuant to the Deposit Agreement (some of which fees payable to the Depositary under the Deposit Agreement may be cumulative), and subject to any other agreements between the Company and the Depositary with respect to the manner in which, and the amount of, the fees payable to the Depositary hereunder are paid, the Company and the Depositary agree that the Restricted Holder(s) (or the Company if the Company and the Depositary have agreed otherwise) shall pay to the Depositary: (i) any and all fees, costs and expenses payable under the terms of the Deposit Agreement, the Restricted ADS Letter Agreement and this Affiliate and Restricted Securities Series Supplement, and (ii) all costs and expenses (including all related legal fees) incurred by or on behalf of the Depositary, in each case in connection with the transactions contemplated herein.

7.  Miscellaneous. The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts as may be reasonably requested by the other party in order to implement the terms and provisions of this Affiliate and Restricted Securities Series Supplement and to effectuate the purpose and intent hereof.

8.  Original Restricted ADS Letter Agreement. The Company and the Depositary hereby agree that the terms set forth in this Affiliate and Restricted Securities Series Supplement shall apply only to the Designated Restricted ADSs and not to Restricted ADSs pursuant to any other Restricted ADS Series Supplement(s). Accordingly, only Holders and Beneficial Owners of the Designated Restricted ADSs issued pursuant to this Affiliate and Restricted Securities Series Supplement shall be subject to all of the terms and conditions of, the Restricted ADS Letter Agreement and this Affiliate and Restricted Securities Series Supplement in all respects.

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This Affiliate and Restricted Securities Series Supplement may be executed in one or more counterparts, each of which shall be deemed an original and all of such counterparts shall constitute the same agreement.

The Company and the Depositary have caused this Affiliate and Restricted Securities Series Supplement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

ABIVAX SA

By:	/s/ Marc de Garidel
Name: Marc de Garidel
Title: CEO

Citibank, N.a.,
as Depositary

By:	/s/ Joseph Connor
Name: Joseph Connor
Title: Attorney in Fact

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